Exhibit 99.1

Tidewater Announces New Manager, Quality Shipyards, L.L.C.

NEW ORLEANS, July 24, 2007 – Tidewater Inc. (NYSE: TDW) announced today that Joseph R. Badeaux has joined Tidewater Inc. as General Manager and Vice President of its shipyard, Quality Shipyards, L.L.C. Mr. Badeaux has 29 years of experience in ship design, construction, repair, commissioning, project management and operations management. He is a graduate of Old Dominion University, and originally from Virginia, and will be based at Tidewater’s Quality Shipyards, L.L.C. located in Houma, Louisiana.

Tidewater Inc. owns 455 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.